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                                                                     EXHIBIT 21


                           DAYTON HUDSON CORPORATION

                             LIST OF SUBSIDIARIES


The Associated Merchandising Corporation (NY)
Bullseye Corporation (DE)
Capitol Lounge Corp. (WI)
Clybourn Trading Corp. (WI)
Dayton Credit Company (MN)
Dayton Development Company (MN)
Dayton Hudson Capital Corporation (MN)
Dayton Hudson Corporation (MN)
Dayton Hudson Foundation (a MN not-for-profit organization)
Dayton Hudson Insurance Agency, Inc. (MN)
Dayton Hudson Receivables Corporation (MN)
Dayton's Commercial Interiors, Inc. (MN)
Dayton's Iron Horse Liquors, Inc. (MN)
Dayton's Sioux Falls, Inc. (SD)
DHC Wine & Liquor Shop, Inc. (WI)
Eighth Street Development Company (MN)
Marshall Field's Chicago, Inc. (DE)
Marshall Field of Columbus, Inc. (OH)
Marshall Field's Mayfair, Inc. (WI)
Marshall Field Stores, Inc. (DE)
Mervyn's (CA)
Mervyn's, Inc. (DE)
Retailer's National Bank, N.A.
Retail Properties, Inc. (DE)
Rooftop, Inc. (MN)
Seatamatic, Inc. (NV)
STL of Nebraska, Inc. (MN)
Target Connect, Inc. (MN)
Target Services, Inc. (MN)
Target Stores, Inc. (MN)


     NOTE:     Parenthetical information denotes state of incorporation